As filed with the Securities and Exchange Commission on December 30, 2006
Registration    No.   333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONSUMER DIRECT OF AMERICA
(Exact name of registrant as specified in its charter)

Nevada	88-0471353
(State or other jurisdiction	(I.R.S. Employer Identification Number)
of incorporation or organization)

6330 S. Sandhill Rd. Suite 8 Las Vegas, Nevada 89120 (Address of Principal Executive Offices)

2006 Stock Compensation Plan
(Full title of the plan)

Michael Barron
6330 S. Sandhill Rd.
Suite 8
Las Vegas, Nevada 89120
(702) 547-7300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

                                                             CALCULATION OF REGISTRATION FEE

Proposed                   Proposed

Maximum                   Maximum

Title of                                   Amount                                  Offering                     Aggregate               Amount of

Securities to                          to be                                       Price                            Offering                   Registration

be Registered                        Registered(1)                         Per Share(2)                Price(2)                      Fee(2)

Common Stock,

$.001 par value                     10,000,000                              shares $ 0.08              $ 800,000                $ 101.36

(1)           The number of shares being registered is the maximum aggregate number of shares presently issuable under the Plan.  The registration statement also includes an indeterminable number of additional shares that may become issuable under the Plan pursuant to anti-dilution provisions.

(2)           Computed pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock as reported on January __, 2006 on the OTC Electronic Bulletin Board.

TABLE OF CONTENTS

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference

Item 4.             Description of Securities

Item 5.             Interests of Named Experts and Counsel

Item 6.             Indemnification of Directors and Officers

Item 7.             Exemption from Registration Claimed

Item 8.             Exhibits

Item 9.             Undertakings

SIGNATURES

EXHIBIT INDEX

EXHIBIT 5.1

EXHIBIT 10.1

EXHIBIT 23.2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                Incorporation of Documents by Reference.

The following documents filed by Consumer Direct of America, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

(a)                The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Commission on April 18, 2005.

(b)                The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the Commission on November 21, 2005 and the Form 10QSB/A for periods March 31, 2004, June 30, 2004 and September 30, 2004 filed with the commission on November 25, 2005.

(c)                All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year covered by the Annual Report referred to in (a) above.

(d)                The description of the Company's Common Stock that is contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with all amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  For the purposes of this Registration Statement, any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained in this Registration Statement modifies or supercedes a statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                Description of Securities.

Not applicable.  The Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.    Interest of Named Experts and Counsel.

The legality of the Company's securities being registered will be passed upon by Mortenson & Rafi, LLP. Members of the firm of Mortenson & Rafi, LLP. do not own any shares in the company.

Item 6.                Indemnification of Directors and Officers.

Our Articles of Incorporation provide that, pursuant to Nevada law, our officers and directors shall not be personally liable to Consumer Direct of America for damages for breach of fiduciary duty as a director or officer of Consumer Direct of America.  This provision in our Articles of Incorporation does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or the unlawful payment of dividends.

Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by Nevada law.  Our Bylaws include provisions to indemnify our officers and directors and other persons against expenses (including judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities.  We do not, however, indemnify them in actions in which it is determined that they have not acted in good faith or have acted unlawfully or not in Consumer Direct of America's best interest.  In the case of an action brought  by or in the right of Consumer Direct of America, we shall indemnify them only to the extent of expenses actually and reasonably incurred by them in connection with the defense or settlement of these actions and we shall not indemnify them in connection with any matter as to which they have been found to be liable to Consumer Direct of America, unless the deciding court determines that, notwithstanding such liability, that person is fairly entitled to indemnity in light of all relevant circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

Item 7.    Exemption from Registration.

Not applicable.

Item 8.    Exhibits.

                The following exhibits are filed as part of the Registration Statement:

Exhibit No.                                                          Description

5.1                                           Opinion of Mortenson & Rafi, LLP, counsel to the Registrant.

10.1                                         Consumer Direct of America 2004 Stock Compensation Plan

23.1                                         Consent of Chavez & Koch, CPA's, Ltd.

23.2                                         Consent of Mortenson & Rafi, LLP (included in its opinion filed as Exhibit 5.1)

Item 9.                Undertakings.

(a)                The undersigned Registrant hereby undertakes:

                         (1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                         (2)             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934  that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 30, 2005.

CONSUMER DIRECT OF AMERICA

By:       /s/ Michael A. Barron

Michael A. Barron, President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael A. Barron, President of the Registrant, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ Michael A. Barron	President	December 30, 2005
Michael A. Barron	(principal executive officer) and Director

/S/ Lee Shorey	Chief Financial Officer	December 30, 2005
Lee Shorey	financial and accounting officer) and Director

  EXHIBIT INDEX

EXHIBIT

NUMBER                                                 DESCRIPTION

5.1                                           Opinion of Mortenson & Rafi, LLP, counsel to the Registrant.

                10.1                                         Consumer Direct of America 2006 Stock Compensation Plan.

23.1                                         Consent of Chavez & Koch, CPA's, Ltd.

23.2                                         Consent of Mortenson & Rafi, LLP. (included in its opinion filed as Exhibit 5.1).